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                                                                    EXHIBIT 16.1

                        [ARTHUR ANDERSEN LLP LETTERHEAD]


July 1, 2002



Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  PetroQuest Energy, Inc.

Dear Sir/Madam:

The representations made in this letter are based solely on discussion with and representation from the engagement partner on the audits of the financial statements of this registrant for the two most recent fiscal years. This individual is no longer with Arthur Andersen LLP. We have read Item 4 included in the Form 8-K dated July 1, 2002 of PetroQuest Energy, Inc. (Commission File Number 1-9020) to be filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP




Copy to:
Mr. Daniel G. Fournerat
Senior Vice President
  General Counsel and Secretary
PetroQuest Energy, Inc.
400 E. Kaliste Saloom Road, Suite 6000
Lafayette, La.  70508